SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2004

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415                                           87-0699977

(Commission File Number)          (I.R.S. Employer Identification No.)

2530 South Rural Road, Tempe, AZ               85282

(Address of Principal Executive Offices)   (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 206.

Material Impairments

On September 27, 2004, Health Enhancement Products, Inc. (“HEPI”) concluded that a material charge for impairment to the following indefinite life intangible assets is required under U.S. generally accepted accounting principles:  the trademarks and formulas for both the Zodiac Herbal Vitamins and the Zodiac Herbal Teas.  The Company believes that a charge for impairment is required because, given the Company’s current lack of resources, at this time, the Company does not believe that it will, for the foreseeable future, receive any revenue from the sale of the Zodiac Vitamin or Zodiac Herbal Tea products.  Accordingly, the Company believes that the expected cash flows from these assets are less than the carrying amount of the assets ($405,000 at June 30, 2004).

The Company estimates that the impairment charge will be $405,000, the full amount of current carrying value of the assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2004	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/ Howard R. Baer
Howard R. Baer, CEO